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                        UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                     ________________________

                           FORM 8-K

                         CURRENT REPORT
  PURSUANT TO SECTION 13  OR 15(d) OF THE SECURITIES EXCHANGE
                          ACT OF 1934
                     ________________________
Date of Report (Date of earliest event reported) April 17,2008


               ASIA AUTOMOTIVE ACQUISITION CORPPORATION
       (Exact Name of Each Registrant as Specified in its Charter)


DELAWARE            333-127755          20-3022522

(State or other     (Commission File    (I.R.S. Employer
jurisdiction of     Number)             Identification
Incorporation or                        Number)
organization)


 199 PIERCE STREET, SUITE 202 BIRMINGHAM, MICHIGAN 48009
       (Address of principal executive offices)

                    (248) 593-8330
    (Registrant's telephone number, including area code)

                  ________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 {X} Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 { } Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 { } Pre-commencement communications pursuant to Rule 14d-
     2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

 { } Pre-commencement communications pursuant to Rule 13e-
     4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Announcement of Material Event

               SHAREHOLDERS APPROVE MERGER OF
          ASIA AUTOMOTIVE ACQUISITION CORPORATION
                           AND
            HUNAN TONGXIN ENTERPRISE CO., LTD.
        Name to Change to Tongxin International, Ltd.


on April 17, 2008 - Asia Automotive Acquisition Corporation
(OTCBB: AAAC, AAACU, AAACW) ("AAAC") today announced that shareholders approved the merger with Hunan Tongxin
Enterprise Co., Ltd., ( "Hunan Tongxin") at a meeting that took place today at AAAC's corporate headquarters in Birmingham, MI. Approximately 85% of the shareholders voted for Proposal 1 and apporximately 86% voted for Proposal 2.

In the transaction, AAAC will merge with Tongxin International, Ltd. ("TXI"), its wholly owned subsidiary, for the purpose of redomesticating to the British Virgin Islands. Each share of AAAC will automatically convert into one share of TXI, and each outstanding warrant of AAAC will be assumed by TXI with the same terms, but exercisable for common stock of TXI.

At the same time as the merger, TXI will acquire 100% of the issued and outstanding common stock of Hunan Tongxin. The closing is expected to occur immediately after the Special
Meeting.

TXI has applied for listing on the NASDAQ Stock Market under the proposed symbols, TXIC, and TXICW, TXICU.

Mr. William R. Herren, Tongxin International Chairman, noted
"Hunan Tongxin continues a successful track record within the Chinese automotive market and adds a strong management team and focused technical capability as a basis for expansion globally."

Mr. Duanxiang Zhang, Hunan Tongxin Chief Executive Officer, stated, "This vote marks an historic new chapter in Hunan Tongxin's history. As a result of the merger and anticipated NASDAQ listing, we will be a much stronger participant in the Chinese automotive market. In addition, we are confident that the merger will help us to expand on the international automotive markets, and in so doing will enhance the long term value of TXI for its shareholders."

Hunan Tongxin, established in 1984, is the largest independent Chinese supplier of commercial vehicle Body Structures ("EVBS") capable of providing products for both light, medium - sized and heavy-duty and van in addition to designing, fabricating and testing dies used to stamp automotive body panels. EVBS consists of exterior body panels including doors, floor pans, hoods, side panels, fenders. Hunan Tongxin also manufactures complete cab structures for commercial vehicles. Hunan Tongxin's components must meet exacting dimensions for fit and finish before they are assembled and finally painted. These capabilities enable it to participate effectively in all sectors of the Chinese automotive market including light and commercial vehicles.

=================================================================
About AAAC

AAAC is a blank check company organized in June 20, 2005 for the purpose of effecting a merger, capital stock exchange, equity acquisition or other similar business combination with one or more operating business within the global automotive component industry that have their primary operating facilities located in China. AAAC's IPO went effective in April 2007. On July 25, 2007, AAAC announced that it signed an Equity Acquisition Agreement pursuant to pursuant to which Hunan Tongxin and AAAC will merge into a newly created British Virgin Islands company, Tongxin International, Ltd.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about AAAC, Hunan Tongxin, Tongxin International and their combined business and revenue expectations after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of AAAC's and Hunan Tongxin's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Hunan
Tongxin is engaged; cessation or changes in government incentive programs: potential trade barriers affecting international expansion; fluctuations in customer demand; management of rapid growth and transitions to new markets; intensity of competition from or introduction of new and superior products by other providers of distributed automotive engineered vehicle body structures; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in AAAC's BVI subsidiary, Tongxin International's filings with the Securities and Exchange Commission, and the Preliminary
Proxy Statement/Prospectus (Reg. No. 333-127755). The information set forth herein should be read in light of such risks. Neither AAAC nor Hunan Tongxin assumes any obligation to update the information noted within in this press release.






Date: April 17, 2008


ASIA AUTOMOTIVE ACQUISITION CORPORATION

By: /s/ William R. Herren
---------------------------------------
William R. Herren
Chairman


By: /s/ Rudy Wilson
---------------------------------------
Rudy Wilson
Chief Executive Officer